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                                                                   Exhibit 10.14

                               AMENDMENT NO. 4
                                  TO LEASE

     THIS AMENDMENT NO. 4 is made and entered into this 4th day of February, 1999, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated July 20, 1977 (JOHN ARRILLAGA SURVIVOR'S TRUST) (previously known as the "John Arrillaga Separate Property Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated July 20, 1977 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and FVC.COM, Inc., a Delaware corporation, as TENANT.

                                  RECITALS

     A. WHEREAS, by Lease Agreement dated July 19, 1995 Landlord leased to Tenant approximately 12,690 +/- square feet of that certain 48,000 +/- square foot building located at 3393 Octavius Drive, Suite 202, Santa Clara, California, the details of which are more particularly set forth in said July 19, 1995 Lease Agreement, and

     B. WHEREAS, said Lease was amended by Letter Agreement dated November 6, 1997, whereby Landlord consented to Tenant's assignment of said Lease from First Virtual Corporation, a California corporation to First Virtual Corporation, a Delaware corporation, and,

     C. WHEREAS, said Lease was amended by Amendment No. 1 dated November 7, 1997 which added a Co-terminous paragraph and a Cross-default paragraph as related to premises leased by Tenant from Landlord at 3233 Scott Blvd., Santa Clara, California, and

     D. WHEREAS, said Lease was amended by Amendment No. 2 dated April 2,
1998 which (i) increased the square footage of the Leased Premises by 9,696 +/- square feet effective May 1, 1998 ("Phase I Increased Premises"), (ii) increased the square footage of the Leased Premises by 2,561 +/- square feet effective December 1, 1998 ("Phase II Increased Premises"), (iii) extended the Lease Term for a period of four years and eight months, (iv) amended the Basic Rent schedule and Aggregate Rent accordingly, (v) increased the Security Deposit required under the Lease, (vi) increased Tenant's non-exclusive parking spaces, (vii) amended the Management Fee charged to Tenant, (viii) amended Lease Paragraph 19 ("Assignment and Subletting"), (ix) replaced Lease Paragraphs 39 ("Limitation of Liability") and 47 ("Hazardous Materials"), (x) deleted Paragraphs I ("Lease Terms Co-terminous") and 2 ("Cross Default") to Amendment No. 1 dated November 7, 1997, and (xi) added a paragraph ("Authority to Execute") to said Lease, and

     E. WHEREAS, said Lease was amended by Amendment No. 3 dated May 27, 1998 which (i) deleted Paragraph 1.B. of Amendment No. 2 and increased the former "Phase II Increased Premises" by increased the square footage of the Leased Premises by a total of 25,614 +/- square feet effective December 1, 1998 to reflect Tenant leasing one hundred percent of the Building, (ii) extended the Lease Term for a period of two years and seven months, (iii) amended the Basic Rent schedule and Aggregate Rent accordingly, (iv) increased the Security Deposit required under the Lease, (v) increased Tenants non-exclusive parking spaces, (vi) amended Lease Paragraph 19 ("Assignment and Subletting"), and (vii) replaced Lease Paragraphs 7 ("Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and


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Building in which the Premises are Located"), 10 ("Tenant Maintenance") and
11 ("Utilities of the Building in which the Premises are Located"), and

     F. Whereas, it is now the desire of the parties hereto to amend the Lease by (i) acknowledging Tenant's name change from First Virtual Corporation, a Delaware corporation to FVC.COM, Inc., a Delaware corporation, effective July 31, 1998, (ii) reducing the Basic Rent due under the Lease for a six month period commencing January 1, 1999 and ending June 30, 1999, (iii) extending the Lease Term by three years and seven months, and (iv) amending the Basic Rent Schedule and Aggregate Rent under said Lease Agreement as hereinafter set forth.

                                   AGREEMENT

     Now Therefore, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereafter mutual promises, the parties hereto do agree as follows:

          1. TENANT NAME CHANGE: Pursuant to information provided to Landlord by Tenant, it is acknowledged by Landlord that effective on or about July 31, 1998, Tenant "First Virtual Corporation", a Delaware corporation, has changed its' name by Corporate Resolution to "FVC.COM, Inc."), a Delaware corporation; the change in name did not result in a change in ownership structure and for all intents and purposes all the assets and liabilities of First Virtual Corporation are now the assets and liabilities of FVC.COM, Inc. and FVC.COM, Inc. will be responsible for the full performance of all terms, covenants, and conditions of said Lease Agreement from the date of the Lease (July 19, 1995) through the effective Termination Date of said Lease. In the event there was a change in ownership or there is not a complete transfer of 100% of the assets and liabilities from First Virtual Corporation to FVC.COM, Inc. both companies agree to be jointly and severally liable for the full terms and conditions of the Lease Agreement from through the Termination Date of said Lease.

          2. TERM OF LEASE: It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional three (3) year seven (7) month period, and the Lease Termination Date shall be changed from November 30, 2005 to June 30, 2009.

          3. BASIC RENT SCHEDULE: As an accommodation to Tenant and in consideration of Tenant extending the Term of the Lease, Landlord has agreed to reduce the Basic Rent due under the Lease for the period of January 1, 1999 through June 30, 1999 by $40,000.00 per month. The Basic Rent schedule, as shown in Paragraph 4(A) of the Lease Agreement , shall be amended as follows:

          On January 1, 1999, the sum of Fifty Six Thousand and No/100 Dollars ($56,000.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 1999.

          On May 1, 1999, the sum of Sixty Thousand Eight Hundred and No/100 Dollars ($60,800.00) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 1999.


                                       2.

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          On July 1, 1999, the sum of One Hundred Five Thousand Six Hundred
and No/100 Dollars ($105,600.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2000.

          On May 1, 2000, the sum of One Hundred Thirteen Thousand Two Hundred and No/100 Dollars ($113,200.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2001.

          On May 1, 2001, the sum of One Hundred Twenty Four Thousand Eight Hundred and No/100 Dollars ($124,800.00) shall be due, and a like sum due on the first day of each month theeafter, through and including April 1, 2003.

          On May 1, 2003, the sum of One Hundred Twenty Seven Thousand Two Hundred and No/100 Dollars ($127,200.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2004.

          On May 1, 2004, the sum of One Hundred Twenty Nine Thousand Six Hundred and No/100 Dollars ($129,600.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2005.

          On May 1, 2005, the sum of One Hundred Thirty Two Thousand and No/100 Dollars ($132,000.00) shal be due, and a like sum due on the first day of each month theeafter, through and including April 1, 2006.

          On May 1, 2006 the sum of One Hundred Thirty Six Thousand Eight Hundred and No/100 Dollars ($136,800.000) shall be due, and a like sum due on the first day of each month therafter, though and including April 1, 2007.

          On May 1, 2007, the sum of One Hundred Forty One Thousand Six Hundred and No/100 Dollars ($141,600.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2008.

          On May 1, 2008, the sum of One Hundred Forty Six Thousand Four Hundred and No/100 Dollars (141,400.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2009.

          On May 1, 2009, the sum of One Hundred Fifty One Thousand Two Hundred and No/100 Dollars ($151,200.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2009.

     The Aggregate Rental shall be increased by $6,408,000.00, or from $10,207,325.03 to $16,615,325.03.

          4. SECURITY DEPOSIT.  Tenant's Security Deposit shall remain
$259,200.00.

     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 19, 1995 Lease Agreement shall remain in full force and effect.


                                       3.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No.
4 to Lease as the day oand your last written below.

LANDLORD:                               TENANT:

JOHN ARRILLAGA,                         FVC.COM, INC.
Survivor's Trust                        a Delaware corporation

/s/  John Arrillaga                     /s/  Ralph Ungermann
----------------------------------      -----------------------------------
     John Arrillaga, Trustee                 Ralph Ungermann, Chairman

Date:     2/24/99                       Date      2/23/99
      ----------------------------           ------------------------------

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By: /s/  Richard T. Peery
   -------------------------------
         Richard T. Peery, Trustee

Date:     2/24/99
      ----------------------------






                                       4.